Exhibit 99.1

FOR IMMEDIATE RELEASE

VERENIUM RECEIVES NOTICE OF NON-COMPLIANCE FROM NASDAQ REGARDING MINIMUM MARKET CAPITALIZATION

CAMBRIDGE, Mass., December 5, 2008 - Verenium Corporation (Nasdaq: VRNM), a pioneer in the development of next-generation cellulosic ethanol and high-performance specialty enzymes, announced today that it received notice from The NASDAQ Stock Market that it is presently not in compliance with NASDAQ Marketplace Rule 4450(b)(1)(A), which requires companies listed on the NASDAQ Global Market to maintain a minimum market capitalization of $50 million, or alternatively total assets and total revenues of $50 million each for the most recently completed fiscal year (2007) or for two of the three most recent fiscal years. The Company will be provided 30 calendar days to regain compliance with either of these criteria. Should the Company not regain compliance within that time, it may file an appeal with the NASDAQ Listing Qualifications Panel to remain listed on the NASDAQ Global Market or may apply for a transfer of its listing to The NASDAQ Capital Market.

The notification has no effect on the listing of Verenium common stock at this time, nor during any appeal, if necessary. The Company will continue to trade on the NASDAQ Global Market under the symbol VRNM.

About Verenium
Verenium Corporation is a leader in the development and commercialization of cellulosic ethanol, an environmentally-friendly and renewable transportation fuel, as well as high-performance specialty enzymes for applications within the biofuels, industrial, and health and nutrition markets. The Company possesses integrated, end-to-end capabilities in pre-treatment, novel enzyme development, fermentation, engineering, and project development and is moving rapidly to commercialize its proprietary technology for the production of ethanol from a wide array of feedstocks, including sugarcane bagasse, dedicated energy crops, agricultural waste, and wood products. In addition to the vast potential for biofuels, a multitude of large-scale industrial opportunities exist for the Company for products derived from the production of low-cost, biomass-derived sugars.

Verenium's Specialty Enzyme business harnesses the power of enzymes to create a broad range of specialty products to meet high-value commercial needs. Verenium's world class R&D organization is renowned for its capabilities in the rapid screening, identification, and expression of enzymes-proteins that act as the catalysts of biochemical reactions. For more information on Verenium, visit http://www.verenium.com.

Forward Looking Statements
Statements in this press release that are not strictly historical are "forward-looking" and involve a high degree of risk and uncertainty. These include statements related to the Company's operations, capabilities, commercialization activities, target markets and cellulosic ethanol facilities, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium's new and uncertain technologies, risks associated with the costs, labor requirements and labor availability associated with Verenium's demonstration plant, risks associated with Verenium's ability to obtain additional capital to support its planned operations, risks associated with Verenium's dependence on patents and proprietary rights, risks associated with Verenium's protection and enforcement of its patents and proprietary rights, technological, regulatory, competitive and other risks related to development, production, and commercialization of cellulosic ethanol and other biofuels and the commercial prospects of those industries, Verenium's dependence on existing collaboration, manufacturing, and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize products (including by obtaining any required regulatory approvals) using Verenium's technologies and timing for launching any commercialized products, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the U.S. or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's quarterly report on Form 10-Q for the three months ended September 30, 2008. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements.

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Contacts:

Kelly Lindenboom Vice President, Corporate Communications 617-674-5335 kelly.lindenboom@verenium.com	Sarah Carmody Sr. Corporate Communications Associate 617-674-5357 sarah.carmody@verenium.com